As filed with the Securities and Exchange Commission on June 25, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

OMNIVISION TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0401990
(State of Incorporation)	(I.R.S. Employer Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(408) 542-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 Stock Plan

2000 Employee Stock Purchase Plan

2000 Director Option Plan

(Full Title of the Plans)

Shaw Hong

President and Chief Executive Officer

OmniVision Technologies, Inc.

1341 Orleans Drive

Sunnyvale, California 94089-1136

(408) 542-3000

(Name, address and telephone number of agent for service)

Copy to:

ROBERT P. LATTA, ESQ.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.001 per share par value: To be issued under the 2000 Stock Plan (1)	1,241,385 shares	$31.65(2)	$39,289,835.25	$3,178.55

Common Stock, $.001 per share par value: To be issued under the 2000 Employee Stock Purchase Plan (1)	1,707,573 shares	$31.65(2)	$54,044,685.45	$4,372.22

Common Stock, $.001 per share par value: To be issued under the 2000 Director Option Plan (1)	39,224 shares	$31.65(2)	$1,241,439.60	$100.43

Total	2,988,182 shares		$94,575,960.30	$7,651.20

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share for our Common Stock as reported on the Nasdaq National Market on June 16, 2003.

The contents of our Registration Statement on Form S-8 (File No. 333-42996) filed with the SEC on August 3, 2000, are incorporated herein by reference.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number		Documents

4.2	*	OmniVision Technologies, Inc.’s 2000 Stock Plan

4.3	*	OmniVision Technologies, Inc.’s 2000 Employee Stock Purchase Plan

4.4	*	OmniVision Technologies, Inc.’s 2000 Director Option Plan

5.1		Opinion of counsel as to legality of securities being registered

23.1		Consent of Counsel (contained in Exhibit 5.1)

23.2		Consent of Independent Auditors

24.1		Power of Attorney (see page 2)

*	Incorporated by reference to the Exhibits filed with OmniVision Technologies, Inc.’s Registration Statement on Form S-1 (Registration No. 333-31926) as declared effective by the SEC on July 13, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, OmniVision Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of June 2003.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ SHAW HONG
Shaw Hong President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shaw Hong and H. Gene McCown, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHAW HONG (Shaw Hong)	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2003

/s/ H. GENE McCOWN (H. Gene McCown)	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2003

/s/ JOSEPH JENG (Joseph Jeng)	Director	June 25, 2003

/s/ JOHN T. ROSSI (John T. Rossi)	Director	June 25, 2003

/s/ EDWARD C.V. WINN (Edward C.V. Winn)	Director	June 25, 2003

/s/ RAYMOND WU (Raymond Wu)	Executive Vice President and Director	June 25, 2003

OMNIVISION TECHNOLOGIES, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number		Description

4.2	*	OmniVision Technologies, Inc.’s 2000 Stock Plan

4.3	*	OmniVision Technologies, Inc.’s 2000 Employee Stock Purchase Plan

4.4	*	OmniVision Technologies, Inc.’s 2000 Director Option Plan

5.1		Opinion of counsel as to legality of securities being registered

23.1		Consent of Counsel (contained in Exhibit 5.1)

23.2		Consent of Independent Auditors

24.1		Power of Attorney (see page 2)

*	Incorporated by reference to the Exhibits filed with OmniVision Technologies, Inc.’s Registration Statement on Form S-1 (Registration No. 333-31926) as declared effective by the SEC on July 13, 2000.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

Registration Statement on Form S-8

OMNIVISION TECHNOLOGIES, INC.

June 25, 2003